UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

1 Broadway, 7th Floor, Suite 07-300

Cambridge, Massachusetts

(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2022, the board of directors of Vigil Neuroscience, Inc. (the “Company”) approved 2021 annual bonuses for Ivana Magovčević-Liebisch, PhD, JD, Jennifer Ziolkowski, CP, and Spyros Papapetropoulos, MD, PhD, the Company’s named executive officers (the “2021 Bonuses”). The named executive officers’ compensation for 2021 was previously reported by the Company in the 2021 Summary Compensation Table included in the Company’s prospectus, dated January 6, 2022 (the “Prospectus”), filed with the Securities and Exchange Commission on January 10, 2022 under Rule 424(b) of the Securities Act of 1933, as amended. As of the date of the Prospectus, the 2021 Bonuses for the named executive officers had not yet been determined and, therefore, were not included in the 2021 Summary Compensation Table. Below is a revised 2021 Summary Compensation Table, which, in accordance with the instructions to Item 402(c) of Regulation S-K, includes the 2021 Bonuses payable to the named executive officers and revised total compensation figures for 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Ivana Magovčević-Liebisch, PhD, JD	2021	450,000	—		—	1,911,652	263,250	—	2,624,902
President and Chief Executive Officer	2020	203,699	—		434,950	1,633,879	197,800	—	2,470,328
Spyros Papapetropoulos, MD, PhD	2021	396,935	50,000	(5)	—	533,148	154,805	—	1,134,888
Chief Medical Officer	2020	115,253	30,000	(5)	—	408,820	38,853	—	592,926
Jennifer Ziolkowski(1)	2021	312,500	—		—	957,523	143,045	—	1,413,068
Chief Financial Officer

(1)	Ms. Ziolkowski commenced employment with us on March 1, 2021. Her annual base salary for 2021 was $375,000.
(2)

The amount reported represents the aggregate grant date fair value of the restricted stock award granted to Dr. Magovčević-Liebisch during our fiscal year ended December 31, 2020, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting. A discussion of the assumptions used in determining grant date fair value may be found in Note 6 to our financial statements for the year ended December 31, 2021, included in the Prospectus. This amount does not correspond to the actual value that may be recognized by Dr. Magovčević-Liebisch upon the vesting of such award or sale of the underlying shares of stock.

(3)

The amounts reported represent the aggregate grant date fair value of stock option awards granted to our named executive officers during our fiscal years ended December 31, 2021 and December 31, 2020, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting. For performance-based stock options, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. A discussion of the assumptions used in determining grant date fair value may be found in Note 6 to our financial statements for the year ended December 31, 2021, included in the Prospectus. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon exercise of the applicable award or sale of the underlying shares of stock.

(4)

The amounts reported represent cash incentive bonuses earned by the named executive officers for performance during the year ended December 31, 2021, which were paid in the first quarter of the fiscal year ending December 31, 2022.

(5)

The amounts reported represents signing bonuses paid to Dr. Papapetropoulos pursuant to his employment agreement with the Company, which are subject to repayment in the event he decides to leave the Company within the first 18 months of his employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: February 25, 2022	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer